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Microfilm Number                              Filed with the Department of State on
                 ------------                                                        -------------------

Entity Number
                 ------------                 ----------------------------------------------------------
                                                              Secretary of the Commonwealth

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               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION


         In compliance with the requirements of 54 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby state(s) that:


1.  The name of the corporation is:      Fidelity Leasing, Inc.
                                    --------------------------------------------

     ---------------------------------------------------------------------------



2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

1255 Wrights Lane       West Chester     Pennsylvania   19380        Chester
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Number and Street          City             State        Zip         County


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Name of Commercial Registered Office Provider                       County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3.  The Statute by or under which it was incorporated is:  15 Pa.C.S.ss.1306
                                                         -----------------------
4. The date of incorporation is: March 4, 1996

5. (Check and, if appropriate, complete one of the following):

     x The Amendment shall be effective upon filing these Articles of Amendment --- in the Department of State.

        The Amendment shall be effective on           , 199 , at        o'clock.
    ---


6. (Check one of the following):

     x   The Amendment was adopted by the shareholders(or members) pursuant to
    ---  15 Pa.C.S.ss.1914(a)                    and (b).

         The Amendment was adopted by the board of directors pursuant to --- 15 Pa.C.S. ss. 1914(c).

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7. (Check and, if appropriate, complete one of the following):

     x   The Amendment, adopted by the corporation, set forth in full, is as
    ---  follows:

         Article 4 is hereby amended by adding the following as the last paragraph:

                  "As of the effective time of this amendment, each share of common stock authorized immediately prior to this amendment shall be converted and changed into 1.002857 of a share of Common Stock."

    ---  The Amendment adopted by the corporation as set forth in Exhibit A is
         attached hereto and made a             part hereof.


8. (Check if the amendment restates the Articles):

    --- The restated articles of incorporation superseded the original Articles and all amendments thereto.




         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 5th day of August, 1999.




                                               Fidelity Leasing, Inc
                                           -------------------------------
                                              (name of corporation)

                                           By:
                                               ---------------------------
                                                      (signature)
                                           TITLE:
                                               ---------------------------